Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS FIRST QUARTER 2006 RESULTS

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported a 19% increase in non-GAAP (pro forma) diluted earnings per share for the first quarter of fiscal year 2006. Pro forma net earnings were $14.1 million, or $0.44 pro forma diluted earnings per share, compared to $13.3 million, or $0.37 pro forma diluted earnings per share, in the first quarter of fiscal year 2005. On a GAAP basis, net earnings in the first quarter of fiscal year 2006 were $9.7 million, or $0.30 diluted earnings per share (which includes a $0.04 per diluted share impact of adopting FAS 123(R)), compared to $11.7 million, or $0.33 diluted earnings per share, in the first quarter of fiscal year 2005. During the first quarter of fiscal year 2006, the company adopted the provisions of FAS 123(R). As a result, the company recorded $2.0 million in share-based compensation expense in the first quarter of fiscal year 2006. This reduced the company’s GAAP net earnings for the first quarter by $1.3 million, or $0.04 per diluted share. The company’s results for periods prior to fiscal year 2006 (including the first quarter of fiscal year 2005) do not include compensation expense relating to stock options or shares issued under the company’s employee stock purchase plan.

Revenues were $195.7 million in the first quarter of fiscal year 2006, an increase of 2.5% from $190.9 million in the first quarter of fiscal year 2005. The prior year revenues do not include PL International Limited (Polymer Laboratories), which was acquired and became part of the Scientific Instruments segment in November 2005.

Pro forma operating profit margin was 10.8% in the first quarter of fiscal year 2006, compared to 10.3% in the prior-year quarter. The improvement in pro forma operating margin was primarily the result of a shift in product mix toward higher-margin products and manufacturing efficiency improvements. On a GAAP basis, operating profit margin was 7.5% in the first quarter of fiscal year 2006 (which includes a 1.0% impact of adopting FAS 123(R)), compared to 6.9% in the same quarter a year ago.

“I am pleased with the quarter,” said Garry W. Rogerson, President and Chief Executive Officer. “Revenues exceeded our expectations. More importantly, orders were strong, operating margins continued to expand, cash generation was excellent, and we completed another acquisition, all in line with our strategy and internal goals.”

Throughout this release, all revenues, operating profit, operating profit margin, net earnings, earnings per share and cash flow are presented on a continuing operations basis (i.e., excluding the divested Electronics Manufacturing business) unless otherwise noted.

For a complete reconciliation of non-GAAP (pro forma) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma Results, Actual and Projected.

Results by Segment

Scientific Instruments revenues for the first quarter of fiscal year 2006 were $161.3 million, representing a 3.4% increase from revenues of $156.0 million in the first quarter of the prior year. Pro forma operating profit margin was 11.2% in the first quarter of fiscal year 2006, compared to 10.4% in the prior-year quarter. On a GAAP basis, operating profit margin was 7.8% in the first quarter of fiscal year 2006 (which includes a 0.6% impact of adopting FAS 123(R)), compared to 7.2% in the same quarter a year ago.

Vacuum Technologies revenues were $34.4 million in the first quarter of fiscal year 2006, compared to $35.0 million in the first quarter of fiscal year 2005. Vacuum Technologies pro forma operating profit margin was 18.5% in the first quarter of fiscal year 2006, compared to 17.7% in the first quarter of the prior year. On a GAAP basis, operating profit margin was 17.7% in the first quarter of fiscal year 2006 (which includes a 0.8% impact of adopting FAS 123(R)), compared to 17.6% in the prior-year quarter.

For the combined segments, pro forma operating profit margin before unallocated corporate costs was 12.5% in the first quarter of fiscal year 2006, compared to 11.7% in the prior-year quarter. On a GAAP basis, operating profit margin before unallocated corporate costs was 9.6% in the first quarter of fiscal year 2006 (which includes a 0.7% impact of adopting FAS 123(R)), compared to 9.1% in the first quarter of fiscal year 2005.

Outlook

“With strong orders for most of our information rich detection products, and a continuing trend of mix shift to higher margin products, we are well positioned for good revenue and pro forma profit growth in the second half of 2006 and into 2007,” said Rogerson. “Additionally, with the increased investment in R&D, we expect new products to increase our future growth prospects. The strategy we put in place two years ago continues to work for us.”

Varian, Inc. maintained its guidance for fiscal year 2006 and provided initial guidance for the second quarter. Pro forma diluted earnings per share are expected to be $1.94 plus or minus $0.06 for fiscal year 2006, and $0.44 plus or minus $0.03 for the second quarter. On a GAAP basis, diluted earnings per share are expected to be $1.54 plus or minus $0.06 for fiscal year 2006, and $0.34 plus or minus $0.03 for the second quarter.

The company’s GAAP diluted earnings per share for the second quarter of fiscal year 2006 and the full fiscal year are expected to include the following items:

— Share-based compensation expense of approximately $0.04 for the second quarter and approximately $0.15 for the full year,

— Acquisition-related intangible amortization of approximately $0.04 for the second quarter and approximately $0.16 for the full year,

— Amortization of approximately $0.02 for the second quarter and approximately $0.07 for the full year related to inventory written up in connection with the acquisitions of Magnex Scientific Limited and Polymer Laboratories, and

— Acquisition-related in-process research and development charges of approximately $0.02 for the full year.

Varian, Inc. will be holding a conference call later today, January 25, 2006, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the right side of the screen, and then clicking on the Webcasts link at the left side of the screen.

Non-GAAP (Pro Forma) Financial Measures

This press release includes non-GAAP (pro forma) financial measures for operating profit, operating profit margins, income tax expense, net earnings and diluted earnings per share. These non-GAAP financial measures exclude share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events. Reconciliations of each of these non-GAAP financial measures to the most directly comparable financial measures are detailed in the Reconciliations of GAAP to Pro Forma Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding share-based compensation expense, restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

In the case of defined benefit pension plan curtailment gains and settlement losses and certain discrete income tax events, we also consider these to be unusual events.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations and cash flows, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to anticipated earnings per share, share-based compensation expense and certain amortization expenses for the second quarter and full fiscal year 2006. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, release, commercialization, performance and acceptance; whether we can achieve continued growth in sales in both life science and industrial applications; risks arising from the timing of shipments, installations and the recognition of revenues on certain magnetic resonance (MR) products, including nuclear magnetic resonance NMR and MR imaging systems and superconducting magnets; whether we can increase margins on newer MR products; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully integrate acquisitions; the actual cost of restructuring activities and their timing and impact on future costs; the timing and amount of discrete tax events; the timing and amount of share-based compensation expense; whether the actual cost of complying with the requirements of Section 404 of the Sarbanes-Oxley Act will exceed our current estimates; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum components, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,700 people and operates manufacturing facilities in 13 locations in North America, Europe, and the Pacific Rim. Varian, Inc. had fiscal year 2005 sales of $773 million (excluding the divested Electronics Manufacturing business), and its common stock is traded on Nasdaq under the symbol, “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Quarter FY 2006 and First Quarter FY 2005

	Fiscal Quarter Ended December 30, 2005			Fiscal Quarter Ended December 31, 2004
	GAAP (A)	Pro Forma		GAAP	Pro Forma
Sales	$195,737	$195,737		$190,941	$190,941
Cost of sales	108,792	106,754	(1)	109,418	107,776	(5)

Gross profit	86,945	88,983		81,523	83,165

Operating expenses
Selling, general and administrative	57,600	54,066	(2)	54,761	50,583	(6)
Research and development	13,939	13,833	(3)	12,840	12,840
Purchased in-process research and development	756	—	(4)	700	—	(7)

Total operating expenses	72,295	67,899		68,301	63,423

Operating earnings	14,650	21,084		13,222	19,742

Interest income (expense)
Interest income	1,095	1,095		959	959
Interest expense	(537)	(537)		(571)	(571)

Total interest income, net	558	558		388	388

Earnings from continuing operations before income taxes	15,208	21,642		13,610	20,130
Income tax expense	5,549	7,575		1,866	6,844	(8)

Earnings from continuing operations	9,659	14,067		11,744	13,286

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	—	—		3,194	3,194

Earnings from discontinued operations	—	—		3,194	3,194

Net earnings	$9,659	$14,067		$14,938	$16,480

Net earnings per diluted share
Continuing operations	$0.30	$0.44		$0.33	$0.37
Discontinued operations	—	—		0.09	0.09

Net earnings	$0.30	$0.44		$0.42	$0.46

Diluted shares outstanding	31,713	31,713		35,704	35,704

Note (A): The GAAP results for the fiscal quarter ended December 30, 2005 reflect share-based compensation expense as a result of the adoption of FAS 123(R) on a prospective basis in that period. Accordingly, the GAAP results for prior periods (including the fiscal quarter ended December 31, 2004) do not reflect such expense.

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $1,948 in acquisition-related inventory write-up amortization and $90 in share-based compensation expense.
(2)	Excludes $1,761 in acquisition-related intangible amortization and $1,773 in share-based compensation expense.
(3)	Excludes $106 in share-based compensation expense.
(4)	Excludes $756 related to an acquisition-related in-process research and development charge.
(5)	Excludes $1,642 in acquisition-related inventory write-up amortization.
(6)	Excludes $1,517 in acquisition-related intangible amortization, $1,184 in restructuring and other related costs and a pension settlement loss of $1,477.
(7)	Excludes $700 related to an acquisition-related in-process research and development charge.
(8)	Excludes ($3,000) related to a tax credit due to a change in tax law.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	December 30, 2005	September 30, 2005
ASSETS

Current assets
Cash and cash equivalents	$146,689	$188,494
Accounts receivable, net	145,786	154,525
Inventories	121,627	114,427
Deferred taxes	27,031	26,842
Prepaid expenses and other current assets	18,410	21,744

Total current assets	459,543	506,032

Property, plant and equipment, net	104,590	102,290
Goodwill	174,015	149,934
Intangible assets, net	36,106	28,245
Other assets	9,993	9,494

Total assets	$784,247	$795,995

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	64,640	61,435
Deferred profit	12,284	11,587
Accrued liabilities	149,001	165,626

Total current liabilities	228,425	241,148

Long-term debt	26,250	27,500
Deferred taxes	9,354	5,888
Other liabilities	20,800	21,937

Total liabilities	284,829	296,473

Total stockholders’ equity	499,418	499,522

Total liabilities and stockholders’ equity	$784,247	$795,995

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended
	December 30, 2005		December 31, 2004
Cash flows from operating activities
Net earnings	$9,659		$14,938
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,344		7,204
Loss on disposition of property, plant and equipment	89		69
Purchased in-process research and development	756		700
Share-based compensation expense	1,968		40
Tax benefit from stock option exercises	1,856		900
Excess tax benefit from share-based compensation expense	(1,799	)(A)	—
Deferred taxes	(645)		(3,000)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	11,497		21,914
Inventories	(3,628)		(337)
Prepaid expenses and other current assets	1,804		(206)
Other assets	(27)		(610)
Accounts payable	3,849		(8,856)
Deferred profit	1,431		(520)
Accrued liabilities	(13,411)		(6,982)
Other liabilities	1,047		(416)

Net cash provided by operating activities	20,790	(A)	24,838

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	463		77
Purchase of property, plant and equipment	(4,074)		(6,517)
Purchase of businesses, net of cash acquired	(51,304)		(25,198)
Proceeds from sale of short-term investments	—		15,000
Purchase of short-term investments	—		(10,000)

Net cash used in investing activities	(54,915)		(26,638)

Cash flows from financing activities
Repayments of debt	(1,250)		(1,250)
Issuance of debt	—		—
Repurchase of common stock	(15,262)		—
Issuance of common stock	8,976		3,796
Excess tax benefit from share-based compensation expense	1,799	(A)	—
Transfers to Varian Medical Systems, Inc.	(131)		(406)

Net cash (used in) provided by financing activities	(5,868	)(A)	2,140

Effects of exchange rate changes on cash and cash equivalents	(1,812)		9,218

Net (decrease) increase in cash and cash equivalents	(41,805)		9,558
Cash and cash equivalents at beginning of period	188,494		159,982

Cash and cash equivalents at end of period	$146,689		$169,540

Note (A): On a GAAP basis, net cash flow from operations for the fiscal quarter ended December 30, 2005 reflects the reclassification of the excess tax benefit from share-based compensation expense to financing activities as a result of the adoption of FAS 123(R) on a prospective basis in that period. Accordingly, GAAP net cash flow from operations for prior periods (including the fiscal quarter ended December 31, 2004) does not reflect such reclassification.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

OPERATING CASH FLOWS, INVESTING CASH FLOWS, AND FREE CASH FLOW -

RECONCILIATION OF AS REPORTED TO CONTINUING OPERATIONS BASIS

(In thousands)

	Fiscal Quarter Ended December 30, 2005		Fiscal Quarter Ended December 31, 2004
	As Reported		As Reported	Continuing Operations (1)
Cash flows from operating activities
Net earnings	$9,659		$14,938	$11,744
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,344		7,204	5,755
Loss on disposition of property, plant and equipment	89		69	88
Purchased in-process research and development	756		700	700
Share-based compensation expense	1,968		40	40
Tax benefit from stock option exercises	1,856		900	900
Excess tax benefit from share-based compensation expense	(1,799	)(A)	—	—
Deferred taxes	(645)		(3,000)	(3,000)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	11,497		21,914	21,248
Inventories	(3,628)		(337)	1,694
Prepaid expenses and other current assets	1,804		(206)	(356)
Other assets	(27)		(610)	(610)
Accounts payable	3,849		(8,856)	(7,981)
Deferred profit	1,431		(520)	(521)
Accrued liabilities	(13,411)		(6,982)	(5,887)
Other liabilities	1,047		(416)	(416)

Net cash provided by operating activities	$20,790	(A)	$24,838	$23,398

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	$463		$77	$11
Purchase of property, plant and equipment	(4,074)		(6,517)	(5,511)
Purchase of businesses, net of cash acquired	(51,304)		(25,198)	(25,198)
Proceeds from sale of short-term investments	—		15,000	15,000
Purchase of short-term investments	—		(10,000)	(10,000)

Net cash used in investing activities	$(54,915)		$(26,638)	$(25,698)

Free cash flow
U.S. GAAP as reported - Net cash provided by operating activities	$20,790		$24,838	$23,398
Excess tax benefit from share-based compensation expense	1,799	(A)	—	—

Operating cash flow including excess tax benefit from share-based compensation expense	22,589		24,838	23,398
Proceeds from sale of property, plant and equipment	463		77	11
Purchase of property, plant and equipment	(4,074)		(6,517)	(5,511)

Pro forma as presented - Free cash flow	$18,978		$18,398	$17,898

Note (A): On a GAAP basis, net cash flow from operations for the fiscal quarter ended December 30, 2005 reflects the reclassification of the excess tax benefit from share-based compensation expense to financing activities as a result of the adoption of FAS 123(R) on a prospective basis in that period. Accordingly, GAAP net cash flow from operations for prior periods (including the fiscal quarter ended December 31, 2004) does not reflect such reclassification.

(1)	Excludes cash flows relating to the Company’s Electronics Manufacturing business, which was sold to Jabil Circuit, Inc. on March 11, 2005.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

First Quarter FY 2006 and First Quarter FY 2005

	Fiscal Quarter Ended
	December 30, 2005	December 31, 2004
TOTAL COMPANY
Sales	$195.7	$190.9

Operating Profit
U.S. GAAP as reported	$14.7	$13.2
Pro forma adjustments:
Share-based compensation expense	2.0	—
Acquisition-related in-process research and development charges	0.8	0.7
Acquisition-related intangible amortization	1.7	1.5
Acquisition-related inventory write-up amortization	1.9	1.6
Pension settlement loss	—	1.5
Restructuring and other related costs	—	1.2

Pro forma as presented	$21.1	$19.7

Operating Margins
U.S. GAAP as reported	7.5%	6.9%
Pro forma adjustments:
Share-based compensation expense	1.0	—
Acquisition-related in-process research and development charges	0.4	0.4
Acquisition-related intangible amortization	0.9	0.8
Acquisition-related inventory write-up amortization	1.0	0.9
Pension settlement loss	—	0.8
Restructuring and other related costs	—	0.5

Pro forma as presented	10.8%	10.3%

Income Tax Expense
U.S. GAAP as reported	$5.5	$1.9
Pro forma adjustments:
Tax credit due to changes in tax law	—	3.0
Tax impact of other pro forma adjustments:
Share-based compensation expense	0.7	—
Acquisition-related intangible amortization	0.7	0.5
Acquisition-related inventory write-up amortization	0.7	0.5
Pension settlement loss	—	0.5
Restructuring and other related costs	—	0.4

Pro forma as presented	$7.6	$6.8

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except per share data)

First Quarter FY 2006 and First Quarter FY 2005

	Fiscal Quarter Ended
	December 30, 2005	December 31, 2004
TOTAL COMPANY (Continued)
Earnings From Continuing Operations
U.S. GAAP as reported	$9.7	$11.7
Pro forma adjustments:
Share-based compensation expense	1.3	—
Acquisition-related in-process research and development charges	0.8	0.7
Acquisition-related intangible amortization	1.0	1.0
Acquisition-related inventory write-up amortization	1.3	1.1
Pension settlement loss	—	1.0
Restructuring and other related costs	—	0.8
Tax credit due to changes in tax law	—	(3.0)

Pro forma as presented	$14.1	$13.3

Diluted Earnings Per Share From Continuing Operations
U.S. GAAP as reported	$0.30	$0.33
Pro forma adjustments:
Share-based compensation expense	0.04	—
Acquisition-related in-process research and development charges	0.02	0.02
Acquisition-related intangible amortization	0.04	0.02
Acquisition-related inventory write-up amortization	0.04	0.03
Pension settlement loss	—	0.03
Restructuring and other related costs	—	0.02
Tax credit due to changes in tax law	—	(0.08)

Pro forma as presented	$0.44	$0.37

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

First Quarter FY 2006 and First Quarter FY 2005

	Fiscal Quarter Ended
	December 30, 2005	December 31, 2004
TOTAL COMPANY EXCLUDING GENERAL (UNALLOCATED) CORPORATE COSTS
Sales	$195.7	$156.0

Operating Profit
U.S. GAAP as reported	$18.8	$17.4
Pro forma adjustments:
Share-based compensation expense	1.3	—
Acquisition-related in-process research and development charges	0.8	0.7
Acquisition-related intangible amortization	1.7	1.5
Acquisition-related inventory write-up amortization	1.9	1.6
Restructuring and other related costs	—	1.2

Pro forma as presented	$24.5	$22.4

Operating Margins
U.S. GAAP as reported	9.6%	9.1%
Pro forma adjustments:
Share-based compensation expense	0.7	—
Acquisition-related in-process research and development charges	0.4	0.4
Acquisition-related intangible amortization	0.8	0.8
Acquisition-related inventory write-up amortization	1.0	0.8
Restructuring and other related costs	—	0.6

Pro forma as presented	12.5%	11.7%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

First Quarter FY 2006 and First Quarter FY 2005

	Fiscal Quarter Ended
	December 30, 2005	December 31, 2004
SCIENTIFIC INSTRUMENTS SEGMENT
Sales	$161.3	$156.0

Operating Profit
U.S. GAAP as reported	$12.7	$11.2
Pro forma adjustments:
Share-based compensation expense	1.0	—
Acquisition-related in-process research and development charges	0.8	0.7
Acquisition-related intangible amortization	1.7	1.5
Acquisition-related inventory write-up amortization	1.9	1.6
Restructuring and other related costs	—	1.2

Pro forma as presented	$18.1	$16.2

Operating Margins
U.S. GAAP as reported	7.8%	7.2%
Pro forma adjustments:
Share-based compensation expense	0.6	—
Acquisition-related in-process research and development charges	0.5	0.4
Acquisition-related intangible amortization	1.1	0.9
Acquisition-related inventory write-up amortization	1.2	1.1
Restructuring and other related costs	—	0.8

Pro forma as presented	11.2%	10.4%

VACUUM TECHNOLOGIES SEGMENT
Sales	$34.4	$35.0

Operating Profit
U.S. GAAP as reported	$6.1	$6.2
Pro forma adjustments:
Share-based compensation expense	0.3	—
Acquisition-related intangible amortization	—	—

Pro forma as presented	$6.4	$6.2

Operating Margins
U.S. GAAP as reported	17.7%	17.6%
Pro forma adjustments:
Share-based compensation expense	0.8	—
Acquisition-related intangible amortization	—	0.1

Pro forma as presented	18.5%	17.7%

GENERAL (UNALLOCATED) CORPORATE
Operating Profit
U.S. GAAP as reported	$(4.1)	$(4.1)
Pro forma adjustments:
Share-based compensation expense	0.7	—
Pension settlement loss	—	1.5
Restructuring and other related costs	—	(0.1)

Pro forma as presented	$(3.4)	$(2.7)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - PROJECTED

RESULTS OF OPERATIONS

Second Quarter FY 2006 and Full Year FY 2006

	Range of Projected Results
	Fiscal Quarter Ending March 31, 2006	Fiscal Year Ending September 29, 2006
TOTAL COMPANY
Projected Diluted Earnings Per Share From Continuing Operations
Projected U.S. GAAP	$0.31 - $0.37	$1.48 - $1.60
Pro forma adjustments:
Projected share-based compensation expense	$0.04	$0.15
Projected acquisition-related in-process research and development charges	—	$0.02
Projected acquisition-related intangible amortization	$0.04	$0.16
Projected acquisition-related inventory write-up amortization	$0.02	$0.07

Projected pro forma	$0.41 - $0.47	$1.88 - $2.00